Chanticleer Holdings Announces Acquisition of Just Fresh Restaurants

CHARLOTTE, NC-- (November 5, 2013) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or "the Company"), headquartered in Charlotte, North Carolina, announced today that it has acquired a 51% stake in JF Restaurants, LLC and JF Franchising Systems, LLC, owners of the Charlotte-based Just Fresh Restaurant chain. The Just Fresh restaurant chain first opened in 1994 and currently operates 5 company owned locations throughout North Carolina that offer fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups.

The founders of Just Fresh modeled their concept around the idea that a fresher, more nutritional diet can have positive effects on physical health and overall wellness. Utilizing its great name, successful fresh food approach and growing market appeal, Just Fresh plans to expand in this fast growing market segment, reaching out to thousands of customers in new markets throughout the U.S. and internationally.

Mike Pruitt, CEO and President of Chanticleer Holdings, commented, “I am pleased to announce the addition of Just Fresh to our restaurant portfolio. As people continue to become more educated about the benefits of healthy eating and nutrition, we believe the popularity of this restaurant chain will continue to grow. The Just Fresh concept appeals to the growing demands of today’s time-crunched consumers who are looking for quality, freshly prepared meals and meals on-the-go, and we look forward to building upon the success of this concept. Just Fresh’s success to date stems from its ability to satisfy customers looking for a quick, healthy option for breakfast or lunch while at the same time offering an inviting gathering place for friends and families for meals, meetings or conversation.”

“I look forward to working with Shelly Curtin and her great team, as well as the current owners who remain as minority partners moving forward,” Mr. Pruitt added.

For further information, please visit www.chanticleerholdings.com

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About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc (“ARB”), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants—1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C.

Forward-Looking Statements:
Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com